Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (as hereafter amended or supplemented, this “Agreement”) is dated as of [●], 2021 and effective as of the Initial Public Event (as defined below) (the “Effective Date”), by and among SQUARESPACE, INC., a Delaware corporation (the “Company”), and the other individuals and entities from time to time party hereto (individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, the Company, General Atlantic (as defined below), the Founder (as defined below), entities affiliated with the Founder and certain other parties are parties to that certain Stockholders Agreement, dated March 15, 2021 (as amended, the “Prior Agreement”).

WHEREAS, in connection with the Company’s proposed Initial Public Event, the undersigned desire to enter into this Agreement for the purpose of providing for certain rights and obligations of the Company, General Atlantic, the Founder and entities affiliated with the Founder upon and after the consummation of the Initial Public Event as contemplated by the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Definitions. In addition to the definitions of capitalized terms specified elsewhere in this Agreement, the following capitalized terms as used in this Agreement shall have the meanings set forth below:

1.1              “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.2              “Act” means the Securities Act of 1933, as amended.

1.3              “Affiliate” means, with respect to any Person, any other Person (other than the Company) directly or indirectly controlling or controlled by or under direct or indirect common control, or advised by common investment management, with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means (a) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such Person or (b) the power to otherwise direct the management and policies of such Person whether by contract or otherwise.

1.4              “Board” means the Company’s Board of Directors.

1.5              “Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

1.6              “Change of Control Transaction” means (i) the closing of the sale, transfer or other disposition of all or substantially all of (1) the assets of the corporation or (2) the assets of one or more direct or indirect subsidiaries of the corporation constituting all or substantially all of the assets of the corporation (determined on a consolidated basis with all of the corporation’s direct and indirect subsidiaries), provided that any sale, transfer or other disposition of assets exclusively between or among the corporation and any direct or indirect subsidiary or subsidiaries of the corporation shall not be deemed a “Change of Control Transaction” and (ii) the merger, consolidation, business combination or other similar transaction of the corporation with or into any other entity, provided, that any such merger, consolidation, business combination or other similar transaction in which the shares of capital stock of the corporation immediately prior to such merger, consolidation, business combination or other similar transaction continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation, business combination or other similar transaction (provided that, for the purpose of this Section 1.6, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger, consolidation, business combination or other similar transaction shall be deemed to be outstanding immediately prior to such merger, consolidation, business combination or other similar transaction and, if applicable, converted or exchanged in such merger, consolidation, business combination or other similar transaction on the same terms as the actual outstanding shares of capital stock are converted or exchanged) shall not be deemed a “Change of Control Transaction.”

1.7              “Common Stock” means, collectively, the Class A Common Stock of the Company (the “Class A Common Stock”), the Class B Common Stock of the Company (the “Class B Common Stock”) and the Class C Common Stock of the Company.

1.8              “Founder” means Anthony Casalena.

1.9              “Founder Voting Persons” means the Founder (as defined below) and each of the Founder’s Permitted Transferees (as defined in the Certificate) over whom the Founder has Voting Control (as defined in the Certificate).

1.10           “General Atlantic” means General Atlantic (SQRS) LP (formerly known as General Atlantic (Square) LP), General Atlantic (SQRS II), L.P. and their respective related parties.

1.11           “Initial Offering” means the Company’s first sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Act after which the Class A Common Stock will be listed on a Qualified Exchange.

1.12           “Initial Public Event” means the earliest of (i) the closing of the Initial Offering or (ii) the effectiveness of a registration statement under the Act that registers shares of the Company’s Class A Common Stock in a ‘direct listing’, in each case (i) or (ii) where the Class A Common Stock and Class B Common Stock are each a “covered security” as described in Section 18(b) of the Act.

1.13           “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature.

1.14           “Qualified Exchange” shall mean the New York Stock Exchange LLC, the Nasdaq Stock Market LLC, or any other national securities exchange registered pursuant to Section 6 of the 1934 Act.

1.15           “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.16           “SEC” shall mean the Securities and Exchange Commission.

2.                  Post-IPO Board Rights.

2.1              In connection with an Initial Public Event, General Atlantic shall have the right to nominate one (1) director (the “Post-IPO GA Nominee”). Subject to the Board’s fiduciary obligations to the Company and its stockholders, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (occurring before, and excluding, the Company’s third annual meeting following the Initial Public Event (the “Third Annual Meeting”)) the Post-IPO GA Nominee, and use its commercially reasonable best efforts to cause the election of such designee to the Board, including nominating the Post-IPO GA Nominee to be elected as a director, recommending such individual’s election and soliciting proxies or consents in favor thereof. The Company, the Founder and General Atlantic shall take and cause the Company and the Board to take all corporate action as shall be necessary to implement the provisions of this Section 2.1 to the extent applicable.

2.2              The Founder and each Founder Voting Person party to this Agreement hereby agree on behalf of themselves and all Founder Voting Persons, to hold all of such Common Stock subject to, and to vote such Common Stock at a regular or special meeting of stockholders called for the purpose of the election or removal of directors on the Board, or by written consent for the purpose of the election or removal of directors on the Board (in each case, occurring before, and excluding, the Third Annual Meeting), in favor of the appointment of the Post-IPO GA Nominee to the Board. The Founder and each Founder Voting Person party to this Agreement (each, a “Filing Party”) agrees to provide such information to the Company and each other Filing Party regarding such Filing Party, its transactions in securities of the Company, its ownership of securities of the Company and any other information that is reasonably necessary to permit the Company and each other Filing Party to timely and accurately make all filings and submissions to the SEC that are required to be made by the Company and such other Filing Parties (such information “Filing Information”). Without limiting the foregoing, each Filing Party agrees (A) to provide to the Company and each other Filing Party, promptly following the end of each calendar year (and in no event more than 20 days thereafter) such Filing Information with respect to such Filing Party as is necessary to permit each other Filing Party to timely and accurately file a Schedule 13G with the SEC, (B) to provide to the Company and each other Filing Party, promptly following any transaction that would require any Filing Party to file a Schedule 13D with the SEC (and in no event more than 1 business day following such transaction), such Filing Information about such Filing Party as is necessary to permit each other Filing Party to timely and accurately file a Schedule 13D with the SEC and (C) to work together in good faith with respect to all submissions and filings with the SEC that are required to contain Filing Information of a Filing Party and to enter into such other agreements as the Filing Parties may deem to be necessary or desirable to ensure that each Filing Party has such information about the other Filing Parties as is necessary to ensure that each Filing Party may timely and accurately make all filings and submissions with the SEC that are required of such Filing Party.

2.3              So long as the Post-IPO GA Nominee is a member of the Board pursuant to Section 2.1 above, then the Post-IPO GA Nominee shall be entitled in his or her discretion to be a member of any Board committee, subject to the requirements of the national stock exchange on which the securities of the Company are listed in connection with an Initial Public Event and the rules and regulations of the SEC (including, without limitation, the relevant independence standards of such national stock exchange or the rules and regulations of the SEC).

2.4              So long as the Post-IPO GA Nominee is entitled to be a member of the Board pursuant to Section 2.1 above, then General Atlantic may, by written notice to the Company at any time prior to December 31 of the year preceding the next meeting of the Company’s stockholders at which the Post-IPO GA Nominee is to be elected, designate a replacement or successor to the Post-IPO GA Nominee, in which case the provisions of Section 2.1 shall apply to such replacement or successor. In addition, nothing in this Agreement shall prohibit the Post-IPO GA Nominee from being removed for cause; provided, that in the event of such removal for cause or upon any other removal or resignation of the Post-IPO GA Nominee, General Atlantic may, by written notice to the Company, designate a replacement Post-IPO GA Nominee (who may not be the person removed for cause, if applicable). In such event, (1) if the Post-IPO GA Nominee is entitled to be a member of the Board pursuant to Section 2.1 above, then the provisions of Section 2.1 shall apply to such replacement Post-IPO GA Nominee and (2) the Company shall use its commercially reasonable best efforts to cause the Board to fill the vacancy created by such removal with the replacement Post-IPO GA Nominee designated by General Atlantic pursuant to Section 223 of the General Corporation Law of the State of Delaware as promptly as practicable prior to the next meeting of the Company’s stockholders at which the Post-IPO GA Nominee is to be elected.

2.5              This Section 2 shall terminate and have no further force or effect upon the earliest to occur of (1) such time that General Atlantic elects, in its sole discretion, to terminate its rights hereunder, (2) such time that General Atlantic ceases to own at least 9,772,914 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) (the “GA Post-IPO Share Threshold”), (3) immediately prior to the Third Annual Meeting (the “Post-IPO Expiration Time”) or (4) immediately prior to the consummation of a Change of Control Transaction. Notwithstanding the foregoing, all obligations of the Filing Parties with respect to Filing Information set forth in Section 2.1 shall survive any such termination to the extent applicable.

3.                  Post-Expiration Obligations.

3.1              If Section 2 has expired pursuant to Section 2.5(3), then upon written notice by General Atlantic to the Company at any time prior to December 31 of the year preceding the next meeting of the Company’s stockholders at which the Post-IPO GA Nominee would have been elected but for such expiration, and subject to the Board’s fiduciary obligations to the Company and its stockholders, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors one (1) director nominated by General Atlantic (the “Post-Expiration GA Nominee”), and use its commercially reasonable best efforts to cause the election of such designee to the Board, including nominating the Post-Expiration GA Nominee to be elected as a director, recommending such individual’s election and soliciting proxies or consents in favor thereof.

3.2              Subject to the terms hereof, if after the Post-IPO Expiration Time, the Post-Expiration GA Nominee is entitled to be nominated for election to the Board pursuant to Section 3.1 and is not elected to serve on the Board, then the Company shall invite the Post-Expiration GA Nominee to attend all meetings of its Board (and any committee thereof) in a nonvoting observer capacity and, in this respect, shall give the Post-Expiration GA Nominee copies of all notices, minutes, consents and other materials that it provides to its directors subject to the Post-Expiration GA Nominee signing a customary non-disclosure and board observer agreement. The Company shall promptly reimburse the Post-Expiration GA Nominee for all reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

3.3              This Section 3 shall terminate and have no further force or effect upon the earliest to occur of (1) such time that General Atlantic elects, in its sole discretion, to terminate its rights hereunder, (2) such time that General Atlantic ceases to own at least the GA Post-IPO Share Threshold, or (3) immediately prior to the consummation of a Change of Control Transaction. For the avoidance of doubt, the holders of the Common Stock (in their capacities as such) shall have no obligations pursuant to Section 3.1 (including, without limitation, any obligation to vote in favor of the Post-Expiration GA Nominee).

4.                  Miscellaneous.

4.1              Specific Performance and Injunctive Relief. Each Party hereto acknowledges and agrees that in the event of any breach of Sections 2 and 3, the non-breaching Party or Parties may be irreparably harmed and may not be made whole by monetary damages, and therefore each Party hereby waives the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate, and such Party shall not offer in any such action or proceeding the claim or defense that such remedy as law exists. Each Party hereto further agrees that all other Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement and to obtain injunctive relief in any action instituted in a court of proper jurisdiction. Each Party hereto agrees that in any action for specific performance or injunctive relief the nonbreaching Party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

4.2              Entire Agreement; Amendments and Waivers. This Agreement constitutes, as of the Effective Date, the entire agreement and understanding of the Parties in respect of the subject matter contained in this Agreement, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to in this Agreement. This Agreement, as of the Effective Date, supersedes all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) General Atlantic and (c) prior to the Post-IPO Expiration Time, the Founder.

4.3              Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail (or applicable international equivalent), return receipt requested, postage prepaid; or (d) one (1) business day (as such term is applicable in New York, New York) after deposit with an internationally recognized overnight courier, specifying next business day (as such term is applicable in New York, New York) delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.3).

4.4              Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

4.5              Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties under this Agreement shall be enforceable to the fullest extent permitted by law.

4.6              Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Except an assignment by a Party to a subsidiary, parent, partner, member, limited partner, retired partner, retired member, Affiliate or stockholder of, or venture capital or private equity fund advised by or under common investment management with, a Party, neither this Agreement, nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Party hereto without the prior written consent of the other Party or Parties hereto.

4.7              Defaults. A default by any Party in such party’s compliance with any of the terms or conditions of this Agreement or performance of any of the obligations of such party under this Agreement shall not constitute or excuse a default by any other party.

4.8              Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth in this Agreement, to any and all shares of capital stock of the Company which may be issued in respect of, in exchange for, or in substitution of the shares, by reason of a stock dividend, recapitalization, reclassification or the like.

4.9              Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.10           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each Party agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

4.11           No Third Party Beneficiaries. This Agreement shall be binding and inure solely to the benefit of each Party, and nothing in this Agreement, expressly or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.12           Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

4.13           Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

THE COMPANY:

SQUARESPACE, INC.

By:
Name:
Title:
Date:

Signature Page to Squarespace, Inc.

Voting and Support Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

GENERAL ATLANTIC (SQRS) LP

By:	General Atlantic (SPV) GP, LLC, its general Partner
By:	General Atlantic LLC, its Sole Member

By:
Name:
Title:
Date:

GENERAL ATLANTIC (SQRS II), L.P.

By:	General Atlantic (SPV) GP, LLC, its general Partner
By:	General Atlantic LLC, its Sole Member

By:
Name:
Title:
Date:

Signature Page to Squarespace, Inc.

Voting and Support Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

ANTHONY CASALENA

By:
Date:

ANTHONY CASALENA REVOCABLE TRUST

By:
Name:	Anthony Casalena
Title:	Trustee
Date:

ANTHONY CASALENA 2019 FAMILY TRUST

By:
Name:	Anthony Casalena
Title:	Trustee
Date:

Signature Page to Squarespace, Inc.

Voting and Support Agreement